Exhibit 10.2

FIRST AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF DECEMBER 22, 2004

AMONG

IDX SYSEMS CORPORATION,

As “Borrower”,

The Lenders Party Thereto,

And

JPMORGAN CHASE BANK, N.A.

As “Administrative Agent”.

This First Amendment (the “Agreement”), made the 20th day of April, 2005, by and between IDX SYSTEMS CORPORATION (the “Borrower”), the Lenders Party Hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the parties hereto entered into an Agreement dated December 22, 2004, (the “Credit Agreement”); and

WHEREAS, the parties would like to amend a provision contained in the Credit Agreement, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant, stipulate and agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributable to them as set forth in the Credit Agreement.

2. Modifications to Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended to read as follows:

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations, or the assets of any business acquired in an asset purchase transaction.”

3. Ratification. Except as provided in paragraphs 2 hereof, all of the terms, covenants, conditions and provisions contained in the Credit Agreement and related documents are hereby ratified, confirmed and restated in all respects and shall remain in full force and effect.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)	The Borrower continues to be a duly constituted and validly existing corporation in its jurisdiction of incorporation, in good standing with full power and authority to own its properties, to conduct its businesses and to execute, deliver and perform all of the obligations to be performed by it hereunder.

(b)	The execution, delivery and performance by the Borrower has been duly authorized by all necessary corporate action, which corporate action has not been amended, repealed or rescinded.

(c)	The execution, delivery and performance of this Agreement by the Borrower does not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or award presently in affect having applicability to the Borrower, (ii) violate the provisions of the Borrower’s certificate of incorporation or by-laws, or (iii) result in a breach or constitute a default under any material document, instrument or agreement to which the Borrower is a party or by which the Borrower is or may be bound or affected.

(d)	The Borrower is unaware of any Events of Default or events which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Credit Agreement.

(e)	The Borrower does not have, as of the date hereof, any offsets, defenses or counterclaims with respect to any of its obligations under the Credit Agreement, or any other loan document.

(f)	Except as modified hereby, all representations and warranties made by the Borrower under and pursuant to the Credit Agreement are true and correct on and as of the date hereof and shall remain in full force and effect.

(g)	All covenants and promises made in the Credit Agreement by the Borrower, except those which have been modified by this Agreement, are valid and binding promises enforceable in accordance with their terms without offset, defense or counterclaim.

5. Entire Agreement. This Agreement contains the entire understanding between the parties hereto relating to the subject matter thereof.

6. Amendment. This Agreement may not be amended, modified, changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, change or termination is sought.

7. Applicable Laws. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made, executed and delivered on the day, month and year first above written.

IDX SYSTEMS CORPORATION

BY:	/s/ John A. Kane
Name:	John A. Kane
Title:	SVP & CFO

JPMORGAN CHASE BANK, as Lender and Administrative Agent

BY:	/s/ David C. Horan, Jr.
Name:	David C. Horan, Jr.
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

BY:	/s/ Jeff Kalinowski
Name:	Jeff Kalinowski
Title:	Senior Vice President

CITIZENS BANK OF MASSACHUSETTS

BY:	/s/ Victoria P. Lazzell
Name:	Victoria P. Lazzell
Title:	Vice President